Exhibit 10.3

ARGONAUT TECHNOLOGIES, INC.

AMENDMENT TO

CHANGE OF CONTROL SEVERANCE AGREEMENT

      This Amendment to the Amended and Restated Change of Control Severance Agreement (the “Agreement”) is made and entered into effective as of March 17, 2005 (the “Effective Date”), by and between Gordon Tredger (the “Employee”) and Argonaut Technologies, Inc., a Delaware corporation (the “Company”).

RECITAL

      The Company and the Employee are parties to an Amended and Restated Change of Control Severance Agreement dated August 3, 2004 (the “Prior Agreement”), which agreement the parties desire to amend in its entirety.

AGREEMENT

      In consideration of the mutual covenants herein contained and the continued employment of Employee by the Company, the parties agree that the Prior Agreement is amended as follows:

   “Section 4. Bonus Upon A Change of Control, is amended as follows: In the event of a Negotiated Change of Control, Employee shall be entitled to receive a cash bonus equal to 0.375% of the Value of the Company upon the closing of such Negotiated Change of Control.”

      IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COMPANY:	AGRONAUT TECHNOLOGIES, INC.

By: /s/ Lissa Goldenstein

Name: Lissa Goldenstein

Title: President & CEO

EMPLOYEE:	/s/ Gordon Tredger Signature

Gordon Tredger Printed Name